UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Termination of Advisor and Property Manager Agreements

On March 2, 2017, the independent directors of the board of directors (the “Board”) of New York REIT, Inc. (the “Company”) delivered a notice terminating the Seventh Amended and Restated Advisory Agreement dated as of June 26, 2015 (as amended by Amendment No. 1 thereto dated as of April 25, 2016 and Amendment No. 2 thereto dated as of December 19, 2016, the “Advisory Agreement”) among the Company, its operating partnership, New York Recovery Operating Partnership, L.P. (the “Operating Partnership”), and New York Recovery Advisors, LLC (the “Advisor”), in accordance with its terms.

Pursuant to the Advisory Agreement, the Advisor managed the Company’s affairs on a day-to-day basis. Upon termination of the Advisory Agreement, which became effective on March 7, 2017, the Advisor ceased to serve as the Company’s advisor or have any advisory responsibility to the Company. After termination, the Advisor will have an obligation to cooperate with the Company in making an orderly transition of the advisory function and will be entitled to receive all amounts then accrued and owing to the Advisor (but not a termination fee or any other amounts).

Upon the effectiveness of the termination of the Advisory Agreement, the Company’s Amended and Restated Management Agreement dated as of September 2, 2010 (as amended by the First Amendment thereto dated as of December 19, 2016, the “Management Agreement”) with New York Recovery Properties, LLC (the “Property Manager”), an affiliate of the Advisor, also terminated automatically in accordance with its terms. Pursuant to the Management Agreement, the Property Manager served as the Company’s property manager, unless services were performed by a third party for specific properties.

The termination date of the Advisory Agreement was also the “Transition Date” under the Agreement dated as of December 19, 2016 (the “Services Agreement”) among the Company, the Operating Partnership and Winthrop REIT Advisors, LLC (the “Service Provider”). Pursuant to the Services Agreement, the Service Provider had served as the Company’s exclusive advisor with respect to all matters primarily related to the Company’s previously announced plan of liquidation (and as a consultant to the Company on other matters) since January 3, 2017, and, from and after the Transition Date, serves as the Company’s advisor.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Michael A. Happel, Nicholas Radesca and Patrick O’Malley

On March 7, 2017, Michael A. Happel, the chief executive officer and president of the Company and the Advisor, Nicholas Radesca, the interim chief financial officer, treasurer and secretary of the Company and the Advisor, and Patrick O’Malley, the chief investment officer of the Company and the Advisor, resigned from their respective positions as officers of the Company and any of its subsidiaries.

Election of Wendy Silverstein as Chief Executive Officer and President

On March 7, 2017, immediately following the resignation of Mr. Happel and in accordance with the terms of the Services Agreement, the Board elected Wendy Silverstein to serve as the Company’s chief executive officer and president.

Ms. Silverstein, 56, has served as a consultant to the Service Provider since January 3, 2017. She also has served as a director on the Board since February 2017, when she was elected upon the recommendation of WW Investors LLC, Michael L. Ashner and Steven C. Witkoff (collectively, “WW Investors”), pursuant to the Company’s Settlement Agreement with WW Investors dated as of October 23, 2016 (as amended Novembers 22, 2016 and February 4, 2017, the “Settlement Agreement”). WW Investors is an affiliate of the Service Provider, and the terms of the Settlement Agreement are described in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2016 and February 6, 2017. Ms. Silverstein previously served as Executive Vice President and Co-Head of Acquisitions and Capital Markets for Vornado Realty Trust (NYSE:VNO) (“Vornado”), one of the largest owners of commercial real estate in the United States, from 1998 to 2015. As head of Capital Markets, Ms. Silverstein was the principal architect of the financing that fueled the growth of Vornado from a $3 billion NJ-based strip center company to a $35 billion office and street retail company, overseeing more than $30 billion of debt and equity financings. As Co-Head of Acquisitions, she was also responsible for a wide variety of real estate as well as corporate acquisitions during her tenure.

Ms. Silverstein was a member of the Investment Committee for Vornado’s private equity fund, Vornado Capital Partners, L.P. On behalf of Vornado, she has served on the board of directors of Toys R Us, Inc. since it’s leveraged buyout in 2005 and previously served on the board of directors of LNR Property, LLC, the nation’s largest loan special servicer.

Prior to joining Vornado in 1998, Ms. Silverstein spent 12 years at Citicorp. From 1990 to 1998, she was with Citicorp Real Estate in the Corporate Debt Restructuring Group, which she headed from 1994 to 1998. During this time she led the negotiation and restructuring of many complex debt and equity transactions of companies in the airline, hospitality, retail, office and residential real estate industries. She served on the board of directors of Shuttle, Inc. (d/b/a US Air Shuttle) from 1992 to 1997 and Alexander’s, Inc. (NYSE:ALX) from 1992 to 1995. From 1986 to 1990 she was with the Leveraged Capital Group at Citibank, N.A. providing sponsor financing for leveraged buyouts.

Currently, Ms. Silverstein continues to represent Vornado on the board of directors of Toys R Us, Inc. and serves on the board of directors of Alexander’s, Inc., having been initially appointed in April 2015. She previously served as an independent advisor to Trinity Church regarding its extensive real estate portfolio and led negotiations on its behalf for a multi-billion transaction with Norges Bank Investment Management. Ms. Silverstein is an active member of the U.S. board of directors of Beit Ruth, an educational and therapeutic village for at risk teenage girls in Israel, and WIN, the largest provider of shelter housing and support for homeless women and their children in New York City.

Ms. Silverstein earned her Bachelor of Science in Economics, Magna Cum Laude, and a Master of Business Administration with Distinction from The Wharton School of the University of Pennsylvania. She is also a Certified Public Accountant.

A corporation in which Ms. Silverstein is the sole shareholder is a party to a consulting agreement with the Service Provider pursuant to which she receives a consulting fee for providing services in connection with the services provided by the Service Provider pursuant to the Services Agreement and is entitled to receive 50% of any Incentive Fee (as defined in the Services Agreement) that may be payable to the Service Provider pursuant to the Services Agreement. Ms. Silverstein does not own any shares of common stock of the Company or other securities of the Company and, as a non-independent director, does not receive any compensation for serving as a director on the Board. The Services Agreement is described in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016.

Election of John Garilli as Chief Financial Officer, Treasurer and Secretary

On March 7, 2017, immediately following the resignation of Mr. Radesca and in accordance with the terms of the Services Agreement, the Board elected John Garilli to serve as the Company’s chief financial officer, treasurer and secretary.

Mr. Garilli, 52, has served as the chief financial officer of the Service Provider since its inception in 2016. Mr. Garilli previously served as the chief financial officer of Winthrop Realty Trust (“WRT”) from June 2012 to August 2016, at which time WRT liquidated following the transfer of all of its assets and liabilities to a liquidating trust. Mr. Garilli served as WRT’s chief accounting officer from May 2006 to June 2012. Mr. Garilli has been with First Winthrop Corp., a real estate investment and management company and affiliate of the Service Provider, since September 1995 and currently serves as its chief financial officer.

The Services Agreement is described in the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2016.

Agreement with Mr. Garilli

On March 8, 2017, in connection with his election as an officer of the Company, Mr. Garilli and the Company entered into an indemnification agreement (the “Indemnification Agreement”) in the same form as the indemnification agreements the Company has entered into with its other directors and officers. Under the Indemnification Agreement, Mr. Garilli will be indemnified by the Company to the maximum extent permitted by Maryland law for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against him as an executive officer of the Company as a result of his service, subject to the limitations set forth in the Indemnification Agreement.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which will be filed by the Company as an exhibit to a future filing with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2017	NEW YORK REIT, INC.

	By:	/s/ Wendy Silverstein
Wendy Silverstein
Chief Executive Officer and President